    As filed with the Securities and Exchange Commission on December 4, 2001


                                                     Registration No. 333-______
================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                               NOVOSTE CORPORATION
             (Exact name of registrant as specified in its charter)

          Florida                                               59-2787476
(State or other jurisdiction                                 (I.R.S. Employer
     of incorporation)                                      Identification No.)

                3890 Steve Reynolds Boulevard, Norcross, GA        30093
               (Address of principal executive offices)          (Zip Code)


                 NOVOSTE CORPORATION 2001 STOCK PLAN, AS AMENDED
                            (Full title of the plan)


     William A. Hawkins
   Chief Executive Officer          Copy to:            Seth I. Truwit, Esq.
     Novoste Corporation                                Dorsey & Whitney LLP
3890 Steve Reynolds Boulevard                             250 Park Avenue
      Norcross, GA 30093                                 New York, NY 10177
        (770) 717-0904                                    (212) 415-9200

(Name, address and telephone number, including area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                      Proposed
                                                  maximum offering           Proposed               Amount of
     Title of securities         Amount to be          price             maximum aggregate        registration
      to be registered            registered        per share(1)         offering price(1)             fee
--------------------------------------------------------------------------------------------------------------
                                 1,250,000
Common Stock, $.01 par value     Shares(2)          $8.29                 $10,362,500               $2,477
==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on (i) 1,166,950 shares underlying outstanding options at a weighted average exercise price of $8.11 per share and (ii) 83,050 balance of the shares to be granted under the 2001 Stock Plan at an average aggregate offering price of $10.78 per share as computed based upon the average of the high and low sales prices of the Common Stock on the Nasdaq National Market, as reported in the consolidated reporting system, on November 29, 2001.

(2) Consists of 1,250,000 shares of Common Stock issuable under the 2001 Stock Plan.

                                     PART I.

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registration Information and Employee Plan Annual Information.*


* Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents that we have filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         . our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         . our Current Report on Form 8-K filed with the Commission on April 4, 2001;

         . our Current Report on Form 8-K filed with the Commission on October 3, 2001;

         .  our Quarterly Report on Form 10-Q for the quarter ended
            March 31, 2001;

         .  our Quarterly Report on Form 10-Q for the quarter ended
            June 30, 2001;

         . our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001; and

         . the description of our common stock contained in any of our Registration Statements filed under the Securities Exchange Act of 1934, as amended, and any amendment or report filed for the purpose of updating the description.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered by this Registration Statement have been sold, or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 607.0850 of the Florida Business Corporation Act grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article VI of the Registrant's Amended and Restated Articles of Incorporation and Article VIII of the Registrant's By-laws provide for indemnification of Registrant's directors, officers, agents and employees to the full extent permissible under Section
607.0850 of the Florida Business Corporation Act.

         Registrant maintains directors' and officers' liability insurance coverage with an aggregate policy limit of $10,000,000 of each policy year.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         4.17(a) Amended and Restated Rights Agreement, dated as of July 29, 1999, between Novoste Corporation and American Stock Transfer & Trust Company, which includes as Exhibit B thereto the Form of Right Certificate (incorporated by reference to the same numbered exhibit to the Registrant's report on Form 8-A/A filed on August 3, 1999).

         4.17(b) Amended and Restated Summary of Rights to Purchase Preferred Shares of Novoste Corporation (incorporated by reference to the same numbered exhibit to the Registrant's report on Form 8-A/A filed on August 3, 1999).

         5.1      Opinion of Dorsey & Whitney LLP.

         23.1     Consent of Ernst & Young LLP.

         23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

         24.1     Power of Attorney (included in the signature page hereof).

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or other controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 3, 2001.

                                       NOVOSTE CORPORATION

                                       By /s/ William A. Hawkins
                                          ----------------------
                                          William A. Hawkins
                                          Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William A. Hawkins and Edwin B. Cordell, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

            Signature                                             Title                                  Date
--------------------------------------    ----------------------------------------------------    --------------------


/s/ William A. Hawkins                    Chief Executive Officer, President and Director         December 3, 2001
--------------------------------------    (Principal executive officer)
William A. Hawkins


/s/ Edwin B. Cordell, Jr.                 Vice President-Finance and Chief Financial Officer      December 3, 2001
--------------------------------------    (Principal financial and accounting officer)
Edwin B. Cordell, Jr.
                                          Chairman                                                December 3, 2001


/s/ Thomas D. Weldon                      Director                                                December 3, 2001
--------------------------------------
Thomas D. Weldon


/s/ Donald C. Harrison, MD                Director                                                December 3, 2001
--------------------------------------
Donald C. Harrison, MD

            Signature                                             Title                                  Date
--------------------------------------    ----------------------------------------------------    --------------------


/s/ Stephen Holmes                        Director                                                December 3, 2001
--------------------------------------
J. Stephen Holmes


/s/ Charles E. Larsen                     Director                                                December 3, 2001
--------------------------------------
Charles E. Larsen


/s/ Stephen I. Shapiro                    Director                                                December 3, 2001
--------------------------------------
Stephen I. Shapiro


/s/ Norman R. Weldon                      Director                                                December 3, 2001
--------------------------------------
Norman R. Weldon


/s/ William E. Whitmer                    Director                                                December 3, 2001
--------------------------------------
William E. Whitmer

                                  EXHIBIT INDEX

  4.17(a) Amended and Restated Rights Agreement, dated as of July 29, 1999, between Novoste Corporation and American Stock Transfer & Trust Company, which includes as Exhibit B thereto the Form of Right Certificate (incorporated by reference to the same numbered exhibit to the Registrant's report on Form 8-A/A filed on August 3, 1999).

  4.17(b) Amended and Restated Summary of Rights to Purchase Preferred Shares of Novoste Corporation (incorporated by reference to the same numbered exhibit to the Registrant's report on Form 8-A/A filed on August 3,
          1999).

  5.1     Opinion of Dorsey & Whitney LLP.

 23.1     Consent of Ernst & Young LLP.

 23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

 24.1     Power of Attorney (included in the signature page hereof).




                                       E-1